License and DISTRIBUTION AGREEMENT

THIS LICENSE AND DISTRIBUTION AGREEMENT (herein the “Agreement”) is effective as of May 14th 2014 (the “Effective Date”) BY AND BETWEEN:

American Heritage International, Inc.

(Herein after referred to as “OWNER”)
A company incorporated under the laws of Nevada, a State within the country of the United States of America, and having its head office at:

Tivoli Village

410 South Rampart Blvd, Suite 390

LAS VEGAS, NV 89145

USA

- and -

American Heritage Europe GMBH

(Herein after referred to as “DISTRIBUTOR”)
A company incorporated under the laws of Germany, and having its head office at:

Rotenwalderstr. 60

70197, Stuttgart

Germany

WHEREAS:

OWNER manufactures and distributes disposable electronic cigarettes; offering its products through retail stores, distributors, independent retailers, and grocery and convenience store operators, as well as online in the United States. Owner’s primary operations are based in Las Vegas, Nevada;

Owner has determined that to enhance the development of the market and increase the sales of its Product in the Territory, it would be advantageous to co-ordinate its distribution activities with a distributor in the Territory who possesses a readily available and extensive sales network in the Territory;

Distributor wishes to enter into this Agreement with Owner where by Distributor will undertake the distribution and sale of Product in the Territory on the terms and subject to the conditions contained herein; and

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereby agree as follows:

Article I – Definitions

1.1                Whenever used in this Agreement, the following terms shall have the following meanings respectively, unless otherwise specified:

(a)                 “Affiliate” of a party means any Person which directly or indirectly controls, is controlled by, or is under common control with, such party; as used herein, the term "control" or “controls” means possession of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, law or otherwise, and the term “controlled” shall have the meaning correlative to the foregoing;

(b)                 “Agreement” means this License and Distribution Agreement, the recitals set forth in the preamble herein, and all schedules attached hereto, as well as all amendments, additions, restatements or modifications made hereto and thereto and all other documents incorporated herein or therein by reference, all of which are hereby made an integral part of and will be read as if included within the text of this distribution agreement;

(c)                 “Business Day” means each of Monday, Tuesday, Wednesday, Thursday and Friday, except when any such day occurs on a statutory holiday observed in the Territory;

(d)                 “Confidential Information” means any and all information, documentation or knowledge in any form, relating to the business and assets of OWNER, not generally known to the public, disclosed to, or which may be obtained directly or indirectly by, the DISTRIBUTOR, or which may be derived in any way by it as a consequence of the performance of its obligations hereunder, including, without limitation, information relating to OWNER’s present and contemplated products and services; product designs; inventions, improvements; standards, specifications, systems, methods and operating procedures; techniques and modes of manufacturing, compounding or preparing products, formulations and recipes; merchandising, marketing plans and strategies; tests and reports; profits, costs, pricing, product sourcing and sales policies and strategies; buying habits and preferences of present customers of OWNER as well as prospective and potential customers, their names and addresses; trade secrets, know-how, data, research and development; patent, trademark, copyright, industrial design and all other intellectual property and proprietary rights and shall also include terms of this Agreement;

(e)                 “Effective Date” means May 14, 2014;

(f)                  "Latent Defect" means a defect in any Product which was caused by OWNER in the manufacturing process or in the design or packaging of the Product, which renders it not useable in the ordinary course of the business of DISTRIBUTOR or not fit for its intended purpose and that is not identifiable by a basic examination of such Product;

(g)                 “Marketing Material” means all material both physical and digital that is used in the marketing, promotion and sale of the Product defined herein;

(h)                 “Minimum Annual Performance Requirements” means those minimum annual performance targets required to be satisfied by the DISTRIBUTOR as set out more specifically in Schedule “B” attached hereto;

(i)                   “Person” means any person, individual, firm, association, syndicate, partnership, joint venture, trustee, trust, corporation, division of a corporation, unincorporated organization or other entity or a government agency or political subdivision thereof;

(j)                  “Prime” means, at any time, the rate of interest per annum is equal to the Wall Street Journal prime rate (the WSJ prime rate) which is published in the Wall Street Journal who have headquarters located in New York, NY, USA. It is understood that the WSJ prime rate is described as "The base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." Let it be known that the WSJ prime rate may change over the course of this agreement and that such a change does not require the necessity of any notice to a party hereto;

(k)                 “Product” means the finished goods products manufactured and sold by OWNER;

(l)                   "Manufacturer" means ALD GROUP LIMITED located at Office: 501#, Bldg A, Zhengzhong Times Plaza, Longgang District, Shenzhen City, China, where OWNER has its Product assembled;

(m)               "Cost" means the total amount OWNER pays to produce product and shall not include any mark-up by OWNER;

(n)                 “Term” means the term of this Agreement as set forth in Article III comprising the Initial Term and any Renewal Term;

(o)                 “Territory” means the countries of Germany, Austria and Switzerland; and

(p)                 “Trademarks” means all the trademarks and trade names, whether or not registered, which are owned and used by or under license from OWNER and which appear on the Product Marketing Material. This includes without limitation, the trademarks “American Heritage™” and "America's Original E-cig™".

1.2                The following schedules are incorporated into this Agreement by reference and form an integral part hereof:

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(a)                 Schedule “A” Compensation and Consideration

(b)                 Schedule “B” Minimum Annual Performance Requirements

Article II – License DISTRIBUTION GRANT

2.1                OWNER hereby grants to DISTRIBUTOR and DISTRIBUTOR hereby accepts from OWNER the exclusive License to use OWNERS trademarks in the Territory for the duration of this Agreement. This exclusive License is dependent upon and subject to all terms and conditions set forth in this Agreement. Further, Distributor agrees that the ownership rights of ALL trademarks shall remain the sole property of owner and under no interpretation of this agreement does owner transfer or imply transfer of said ownership rights of trademarks to distributor.

2.2                OWNER hereby grants to DISTRIBUTOR and DISTRIBUTOR hereby accepts from OWNER the exclusive right to distribute the Product in the Territory, upon and subject to all terms and conditions set forth in this Agreement. DISTRIBUTOR covenants and agrees to purchase the Product for its own account exclusively from OWNER and to market, distribute and sell such Product only in the Territory. DISTRIBUTOR acknowledges and agrees that the rights granted pursuant to this Agreement are limited to the Territory and confer no rights upon Distributor with respect to the distribution of any Product outside the Territory. Nothing in this Agreement shall restrict OWNER from selling Product to any other Person outside the Territory. Without limiting the generality of the foregoing, DISTRIBUTOR shall not, directly or indirectly, including through any agents, distribute or sell any Product outside the Territory and shall not solicit orders for Product, advertise the Product or keep any stock of the Product outside the Territory. DISTRIBUTOR further covenants and agrees not to distribute market or sell such Product to any Person within the Territory if DISTRIBUTOR knows or has any reason to believe that such Product will be resold by such Person, directly or indirectly, outside the Territory. If DISTRIBUTOR becomes aware that any Person to whom DISTRIBUTOR supplies any Product is marketing or selling, or is planning to market or sell, the Product outside the Territory, DISTRIBUTOR shall immediately notify OWNER and shall cease forthwith to supply such Person with Product.

2.3                DISTRIBUTOR shall inform OWNER in writing of, and OWNER shall have the right to approve or disapprove, any sub-distributor(s) proposed to be appointed by DISTRIBUTOR in respect to the sale and distribution of Product in the Territory, provided, however, that the appointment of any such sub-distributor(s) by DISTRIBUTOR, following approval by OWNER, shall not relieve DISTRIBUTOR of any of its obligations hereunder.

2.4                DISTRIBUTOR covenants and agrees that all enquiries with respect to and any orders for Product received, directly or indirectly, by DISTRIBUTOR from outside the Territory shall be referred to OWNER.

2.5                DISTRIBUTOR agrees to provide to OWNER from time to time and promptly upon request by OWNER, a list of all other manufacturers and products represented by DISTRIBUTOR.

2.6                DISTRIBUTOR agrees to provide to OWNER from time to time, and promptly upon request by OWNER, a list of the different distribution channels in which Product is being distributed or intended to be distributed by DISTRIBUTOR, the names of all sub-distributors engaged by DISTRIBUTOR, and the margins up to the end price to the consumers.

Article III – term

3.1                The initial term of this Agreement shall come into effect on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, shall continue in full force and effect for a period of 1 (one) year (the “Initial Term”).

3.2                Provided DISTRIBUTOR shall have complied with all the terms and conditions hereof, and achieved the Minimum Performance Requirements set out in Schedule B, this Agreement shall be automatically renewed under the same terms and conditions contained herein.

Article IV – PURCHASE ORDERS AND SUPPLY OF THE PRODUCT

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4.1                During the Term, DISTRIBUTOR shall purchase all of its requirements of Product exclusively from OWNER, and OWNER shall sell such Product to DISTRIBUTOR upon and subject to the terms of this Agreement.

4.2	At the outset of the Agreement, OWNER shall supply DISTRIBUTOR with pre-packaged and labelled Product at cost plus the compensation set forth in Schedule “A” hereto.

4.3                DISTRIBUTOR shall place a firm written order with OWNER on DISTRIBUTOR’s purchase order forms for the quantity of Product to be purchased. Only such orders placed by DISTRIBUTOR and accepted by OWNER shall be binding on the parties hereto. Where there is a conflict between the terms and conditions stated in such purchase order form and the provisions of this Agreement, the provisions of this Agreement shall prevail despite any statement to the contrary in such purchase order form or otherwise. For the purposes of clarity, notwithstanding anything herein to the contrary, the terms and conditions of this Agreement will govern all Product sold by OWNER to DISTRIBUTOR.

4.4                The risk of loss and damage to Product shall pass to DISTRIBUTOR immediately upon Product being picked up by or on behalf of DISTRIBUTOR, its agent or transport carrier, at Manufacturer’s warehouse in Shenzhen City, China and thereafter OWNER shall not be responsible for any loss or damage to the Product. DISTRIBUTOR will be the importer of record into the Territory for all Product purchased by it and will be responsible for the accuracy of the information presented and the payment of all duties and taxes, and will be liable for any fines or penalties resulting from any missing or inaccurate information.

4.5                DISTRIBUTOR shall anticipate its future requirements for Product and shall purchase and keep sufficient stock of Product on hand and shall maintain adequately trained and experienced sales staff as well as appropriate premises and warehouse facilities and equipment (including vehicles) for stocking and sales of the Product in order to meet the Territory market demand and to meet the Minimum Performance Requirements set forth in Schedule “B” hereto to be satisfied by DISTRIBUTOR pursuant to the terms of this Agreement.

4.6                During the Initial Term, DISTRIBUTOR covenants and agrees to purchase from OWNER, for distribution within the Territory, not less than the minimum quantities of Product required in order to meet the Minimum Annual Performance Requirements. In the event that DISTRIBUTOR shall purchase more than the prescribed Minimum Annual Performance Requirement for this Agreement, the excess shall not be credited towards the Minimum Annual Performance Requirement in any subsequent agreements. In the event DISTRIBUTOR does not achieve the requisite Minimum Annual Performance Requirement for the Initial Term, as the case may be, then OWNER may terminate this Agreement at any time thereafter upon sixty (60) days’ notice to DISTRIBUTOR.

Article V –  PRODUCT PRICING AND PAYMENT

5.1                Subject to and in accordance with the terms and conditions hereof, OWNER agrees to sell to DISTRIBUTOR, and DISTRIBUTOR agrees to buy from OWNER, the Product at cost plus the compensation set forth in Schedule “A” hereto. All cost figures and compensation set forth in Schedule "A" hereto are in U.S. dollars All charges that may be incurred in connection with the delivery of the Product to DISTRIBUTOR, including, without limitation, in respect to freight, export duties, import duties, all applicable taxes, appropriate insurance and storage costs or any other payments required to process the products from Manufacturer's warehouse in Shenzhen City, China are the sole and exclusive responsibility of DISTRIBUTOR.

5.2                OWNER shall not be obligated to consider accepting any order placed by DISTRIBUTOR pursuant to Section 4.3 unless, prior to or together with such order being placed by DISTRIBUTOR, DISTRIBUTOR shall make payment to OWNER in an amount equal to fifty percent (50%) of the aggregate price of such order plus compensation owed to OWNER, set forth in Schedule “A” hereto. Payment of remaining fifty percent (50%) plus compensation owed to OWNER, set forth in Schedule “A” hereto shall be due upon completion of the manufacturing process and must be paid in full before product is to be shipped to Distributor.

5.3                All payments shall be made by DISTRIBUTOR to OWNER in the following manner: Via wire transfer to OWNER’s bank account in Las Vegas Nevada, USA, (particulars of which will be provided to DISTRIBUTOR) concurrently with the order by DISTRIBUTOR.

5.4                Distributor understands that cost as defined herein may increase as the result of manufacturer increasing pricing for either components, assembly or both. Further it is understood that an increase in cost

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shall be passed on from OWNER to DISTRIBUTOR and that such an increase does not change in anyway the compensation set forth in Schedule "A".

Article VI – QUALITY AND CHANGES IN PRODUCT

6.1                OWNER guarantees that the quality of Product supplied under this Agreement shall meet, at the time of delivery to DISTRIBUTOR, which for greater certainty is the time when Product is picked up by DISTRIBUTOR, its agent or transport carrier at manufacturer’s warehouse, the same quality and standards as Product sold to OWNER’s customers in The United States of America. Thereafter, DISTRIBUTOR shall be responsible for any diminishment in the quality of the Product in its possession, whether caused by improper transport or storage of such Product or for any other reason whatsoever.

6.2                DISTRIBUTOR shall, promptly following receipt of the Product, examine such Product and satisfy itself that it meets its requirements. To be valid, any claim in respect to short-shipment or for defective Product (other than with respect to Latent Defects) must be made in writing by DISTRIBUTOR to OWNER within seven (7) days (“Investigation Period”) of the date such Product arrived at DISTRIBUTOR’s warehouse, and such short-shipment or defect must not have been caused while the Product was in transport from manufacturer’s warehouse to DISTRIBUTOR’s warehouse or while in storage by or on behalf of DISTRIBUTOR. If DISTRIBUTOR has not notified OWNER that it has rejected any Product as defective by the end of the Investigation Period, then it shall be deemed to have accepted the Product (“Accepted Product”).

6.3                OWNER may make modifications to Product at any time or discontinue the sale of, or limit its production of, any Product without thereby incurring any liability whatsoever to DISTRIBUTOR with respect to any order placed by DISTRIBUTOR. OWNER will endeavour to give DISTRIBUTOR sixty (60) days’ prior notice in the event of any such discontinuance.

Article VII – Packaging and warehousing responsibilities

7.1                DISTRIBUTOR shall provide OWNER with all necessary information pertaining to packaging and packaging labelling with respect to the local requirements in each jurisdiction within the Territory.

7.2                DISTRIBUTOR will use its best efforts to ensure that warehousing and transportation to and within the Territory are affected in such a manner so as not to have a negative effect on the quality of the Product. The physical flow of Product from the warehouse shall be based on a first-in, first-out system.

7.3                Without limiting the generality of the foregoing, DISTRIBUTOR undertakes to perform, at its sole expense, the following services and activities in connection with and for the benefit of maintaining Product:

(a)                 suitable warehousing with appropriate climate control as per OWNER requirements as they may be revised by OWNER, in its sole discretion, from time to time; and

(b)                 stacking the Product so as not to exceed OWNER’s prescribed standards with respect thereto.

7.4                DISTRIBUTOR shall assume full responsibility for and shall indemnify and save OWNER harmless from any damage, claim, liability, loss or expense (including any legal costs) which OWNER may suffer or incur by reason of DISTRIBUTOR’s packaging, stocking, warehousing, storage, use, sale and/or distribution of the Product.

Article VIII – PRODUCT REGISTRATION

8.1                It is acknowledged by both parties hereto that the import and distribution of Product in the Territory may be dependent upon prior registration of such Product with the appropriate local government authority in the Territory. DISTRIBUTOR shall investigate and so advise OWNER in this regard and, should Product registration or other market authorization be required to import and sell Product in the Territory, DISTRIBUTOR acknowledges and agrees that it shall be responsible for securing the registration of the Product or other market authorization, as the case may be, for, and on behalf of, and in the name of, OWNER.

8.2                In furtherance of the foregoing, DISTRIBUTOR agrees to use its best efforts to arrange for and complete the registration of the Product in OWNER’s name in a timely manner, which in any event must occur within ninety (90) days of the Effective Date of this Agreement. DISTRIBUTOR shall pay all costs relating to such registration of Product, in accordance with all applicable laws, rules and regulations of the

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Territory and shall indemnify and save harmless OWNER in respect to the same. DISTRIBUTOR shall keep OWNER informed in writing of the progress of any required application for registration, and any proposed submissions relating to such Product registration must be forwarded to OWNER for its approval prior to being submitted to the appropriate government authority. Thereafter, upon registration of the Product, DISTRIBUTOR will inform OWNER and provide copies and official government receipts in respect thereto. Upon receiving the official registration documents and the receipts evidencing payment in full for such registration by DISTRIBUTOR, in OWNER’s name, OWNER will reimburse DISTRIBUTOR for the cost of such Product registration. DISTRIBUTOR agrees that it will be responsible for the cost of any Product registration that is submitted without the prior approval of OWNER.

8.3                OWNER shall retain title to all Product registrations and Trademarks.

8.4                To the extent that Product registration has been affected in the name of DISTRIBUTOR, DISTRIBUTOR will co-operate fully in the transfer of such registrations to OWNER or any Person designated by Owner.

Article IX – SALES AND MARKETING OF THE PRODUCT

9.1                DISTRIBUTOR will sell all Product purchased hereunder in compliance with all applicable laws in the Territory and only in the packaging supplied or approved by OWNER. DISTRIBUTOR is responsible for marketing and promotional activities in the Territory and for compliance with all applicable laws and regulations, including, without limitation, laws and regulations regarding health and safety, nutritional medicinal products, marketing practices, etc. DISTRIBUTOR represents and warrants that it has obtained all permits, licenses, registrations and other approvals required by every national, local or municipal government or agency within the Territory, in respect of the performance of DISTRIBUTOR’s obligations under this Agreement.

9.2                DISTRIBUTOR shall use its best efforts, at its own expense, to market, promote and sell the Product in the Territory and shall use the same channels and methods and exercise the same diligence, including making regular and sufficient contact with present and prospective customers of Product in the Territory, which DISTRIBUTOR uses in marketing its other non-competing products. All advertising by DISTRIBUTOR in any medium shall be conducted in a dignified manner that will reflect favourably upon the goodwill and reputation of OWNER, and shall conform to the highest standards and shall display the Trademarks only in a manner approved by OWNER. DISTRIBUTOR shall forward to OWNER copies or samples of all advertisements and promotions for its approval and DISTRIBUTOR agrees to withdraw any advertisements or promotions which are considered unsuitable by OWNER. DISTRIBUTOR further acknowledges that all advertising and promotional materials relating to the Product or bearing the Trademarks shall remain the property of OWNER who shall retain the sole and exclusive ownership of all copyright therein.

9.3                Notwithstanding Section 9.2, OWNER may provide, in its sole and absolute discretion, a marketing allowance to offset costs associated with DISTRIBUTOR’s performance of its obligations set forth in Section 9.2, the details of which marketing allowance, if any such allowance is provided, shall be communicated to DISTRIBUTOR by OWNER separately, it being understood that OWNER shall have the right in its sole discretion to amend or discontinue any such marketing allowance, upon sixty (60) days’ written notice to DISTRIBUTOR.

9.4                The determination of sales and marketing strategies and DISTRIBUTOR’s selling prices for the Product within the Territory shall be the responsibility of DISTRIBUTOR, after consultation with OWNER who may provide DISTRIBUTOR with a suggested resale price list as well as advice in regard to business processes, sales policies, procedures and systems, marketing programmes and promotions. While DISTRIBUTOR is under no obligation to accept such suggested resale prices for Product, it shall ensure that the retail prices of the Product are as competitive as possible so as to maximize and increase the sales of Product in the Territory. DISTRIBUTOR shall report regularly to OWNER in regard to any market trends or conditions or regulations affecting or which may affect the sale of Product in the Territory that come to its attention, or of any new products which might be competitive with the Product, providing details thereof including prices and copies of any known promotional materials, and any potential infringements.

9.5                In performing its duties hereunder, DISTRIBUTOR agrees not to make any representation or give any warranty with respect to any of the Product other than those contained in any current brochures, leaflets or

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other printed matter relating to such Product, which may be issued from time to time by OWNER. In the event that DISTRIBUTOR does make any representation or warranty in violation of the foregoing, then DISTRIBUTOR agrees to indemnify and save OWNER harmless from any claims, demands, suits, proceedings, damages, liabilities, costs or losses of any nature or kind whatsoever (including any legal costs) suffered or incurred, or which may be suffered or incurred, by OWNER arising out of or in any way connected with any such representation or warranty.

9.6                The restrictive covenants imposed on the DISTRIBUTOR hereunder shall extend and apply to any affiliates or sub-licensees of the DISTRIBUTOR and their respective shareholders, directors, officers, employees and representatives as if they were also parties to this Agreement and DISTRIBUTOR shall cause such Persons to comply with such restrictive covenants and will be responsible to OWNER for the actions of all such Persons in contravention thereof.

9.7                OWNER shall provide DISTRIBUTOR digital copies of all point of sale marketing materials and all other marketing materials OWNER is currently utilizing in The United States of America. For the purpose of this agreement 'digital copies' is defined as 'in electronic format'. OWNER is not required or obligated to provide physical copies of the aforementioned marketing material but may do so at OWNERS sole discretion.

Article X – ADDITIONAL OBLIGATIONS OF DISTRIBUTOR

10.1            During the currency of this Agreement, in addition to any other obligations set forth herein, DISTRIBUTOR shall:

(a)                 use its best efforts in the performance of its obligations under this Agreement, including without limitation, in respect to the active solicitation of orders in the Territory for the purchase of Product;

(b)                 commit and adhere to the highest standards of operation, including those standards that may be prescribed by OWNER from time to time;

(c)                 provide to OWNER ongoing market evaluations for Product and use its best efforts to develop and enhance the OWNER name and brand image in order to increase market awareness and sales of such Product within the Territory;

(d)                 comply with and cause any sub-distributors or other Persons appointed by it to comply with all applicable laws, rules, regulations and/or guidelines in the Territory relating to the use, storage, handling, transportation, marketing, advertisement, distribution, sale, transfer and/or disposal of the Product, as well as with the terms and conditions of this Agreement; and

(e)                 keep complete and accurate records with respect to any and all Product purchased from OWNER and sold by DISTRIBUTOR in the Territory, and DISTRIBUTOR shall provide to OWNER, on a monthly basis, a written sales and inventory report setting forth a summary of all sales by DISTRIBUTOR to customers in the previous month (and year to date), as well as a summary of inventory on hand, in order to be received by OWNER no later than fifteen (15) days after the end of the month to which such figures pertain.

Article XI – REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR

11.1            DISTRIBUTOR represents and warrants to OWNER, acknowledging that OWNER is relying upon such representations and warranties in connection with its entering into this Agreement, as follows:

(a)                 DISTRIBUTOR is a valid subsisting corporation incorporated pursuant to the laws of Germany;

(b)                 DISTRIBUTOR has all requisite power and authority to execute and deliver this Agreement and has all necessary power and authority to perform the obligations of DISTRIBUTOR as set out herein;

(c)                 the entering into this Agreement will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which DISTRIBUTOR may be a party;

(d)                 the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of DISTRIBUTOR and this Agreement, when duly executed and delivered by DISTRIBUTOR, will constitute a legal and binding obligation of DISTRIBUTOR enforceable in accordance with its terms;

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(e)                 the performance by DISTRIBUTOR of all its obligations hereunder, including the sale of the Product, will be conducted in compliance with all applicable laws in the Territory; and

(f)                  DISTRIBUTOR possesses a readily available sales network in the Territory.

Article XII – TRADEMARKS

12.1            The Product will be marketed and sold by DISTRIBUTOR solely under the Trademarks. DISTRIBUTOR will not alter, obscure, remove, cancel or otherwise interfere with any markings including without limitation any Trademarks, logos, trade names or branding style of Product and other indications of origin, which may be placed on Product. DISTRIBUTOR acknowledges that OWNER is the exclusive owner of the Trademarks and DISTRIBUTOR has no right, title or interest whatsoever in the Trademarks and any goodwill association therewith and that all goodwill associated with the Trademarks is owned by and shall endure exclusively to and for the benefit of OWNER. Furthermore, DISTRIBUTOR agrees not to represent in any manner that it has acquired any ownership rights in the Trademarks. Any goodwill enjoyed by DISTRIBUTOR from use of the Trademarks shall vest in and become the absolute property of OWNER and DISTRIBUTOR undertakes and agrees, at the request and expense of OWNER, whether before or after termination of this Agreement, to execute all such instruments and to do all such acts and things as may be necessary and desirable to vest absolutely in OWNER all such Trademarks and the goodwill therein. DISTRIBUTOR shall, during the Term of this Agreement and subject to due compliance with the provisions of this Article XII, have the right to use and display OWNER’s Trademarks and copyrighted material in the Territory solely in connection with the marketing, sale, distribution and support of the Product in such Territory in accordance with the terms of this Agreement and, except as may be otherwise permitted in writing by OWNER, for no other purpose whatsoever. It is the responsibility of DISTRIBUTOR to ensure that the packaging materials for Product are in conformity with all applicable legislation in the Territory.

12.2            In connection with the foregoing, DISTRIBUTOR covenants and agrees as follows:

(a)                 to market, distribute and support the Product only under the Trademarks, and not under any other trademark or logo of any other Person;

(b)                 to obtain from OWNER written approval for all promotional material, alternative product packaging including, without limitation, blister packaging and cartons, and to comply with all instructions issued by OWNER relating to the form and manner in which OWNER’s Trademarks shall be used and to discontinue forthwith, upon notice from OWNER, any practice relating to the use of OWNER’s Trademarks which in OWNER’s opinion would or might adversely affect the rights or interests of OWNER in such Trademarks;

(c)                 to conduct business in a manner that reflects favourably at all times on the Product and reputation of OWNER in order to develop, promote and maintain same with customers and to protect and preserve the goodwill and image of OWNER and the Product;

(d)                 not to use or permit any entity controlled by it or affiliated with it to use the Trademarks or any other trademarks or trade names or trade dress of OWNER or any trademarks, trade dress, words, names, symbols, or designs which could reasonably be expected to be considered confusingly similar thereto, as part of its corporate or trading name or style, or on any of its products;

(e)                 not to infringe OWNER’s rights in and to any of the Trademarks and not to dispute, contest, attack or impair the validity or ownership of the Trademarks or do any act which tends to impair the validity of the Trademarks or the title of OWNER to any Trademarks, trade names, copyrights and registrations used in connection with the Product, nor to effect any applications or registrations thereof without the express written consent of OWNER, and not to take any action to the detriment of OWNER’s interest therein or which would or could dilute the value of the goodwill attaching to the Trademarks;

(f)                  not to effect or permit the removal, renewal or alteration of any Trademarks, trade names, notices, name plates, or D.I.N.’s or NPN’s or serial numbers affixed to any of the Product or its packaging; and

(g)                 to impose similar conditions on any Representatives or affiliated companies of DISTRIBUTOR to those set out in this Article XII and to take such action as OWNER may require at any time in respect to the use by any other Person of OWNER’s Trademarks.

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12.3            DISTRIBUTOR shall provide prompt notice to OWNER of any claims, allegations, actions and demands that the marketing and/or distribution of the Product infringes or may infringe the intellectual property rights of any other Person and once such notice has been duly given, OWNER shall have full carriage of any resulting action and DISTRIBUTOR shall extend its full co-operation to OWNER in the defence by OWNER of any such claim, action or demand.

12.4            DISTRIBUTOR shall immediately report to OWNER any actual or potential infringements of the Trademarks or any matter which may give rise to any infringement of the Trademarks, or any imitation of Product of which DISTRIBUTOR is or may become aware, and DISTRIBUTOR shall co-operate with OWNER in protecting such Trademarks and Product from any such infringement. DISTRIBUTOR shall not initiate any protective action with respect to the Trademarks or Product without prior written authorization of OWNER.

12.5            Upon termination of this Agreement for any reason whatsoever, DISTRIBUTOR shall discontinue forthwith all use of OWNER’s Trademarks and trade names, and DISTRIBUTOR shall return to OWNER all price lists, catalogues, sales literature, advertising literature and all other materials relating to the Product or Confidential Information in DISTRIBUTOR’s possession or over which it has control.

12.6            DISTRIBUTOR agrees that the provisions of this Article XII are reasonable having regard to the necessity of OWNER to protect its ownership rights in the Trademarks and that any breach of the terms contained in this Article XII shall be deemed a material breach of this Agreement and in addition to any other remedies which may be available to it, OWNER shall be entitled to enforce its rights hereunder by specific performance or other injunctive or equitable relief so as to protect all its rights in and to its Trademarks.

Article XIII – CONFIDENTIAL INFORMATION AND NON-COMPETITION

13.1            When and if required, OWNER will furnish DISTRIBUTOR the necessary information so that DISTRIBUTOR can fulfill its obligations hereunder regarding the registration of the Product to be distributed in the Territory. This information shall constitute part of the Confidential Information defined in Section 1.1(d).

13.2            From time to time, OWNER may periodically provide DISTRIBUTOR with new or up-graded data that has become available, documentation, tests, reports or other pertinent information relating to the Product or otherwise, which information will also form part of the Confidential Information and which will assist in keeping DISTRIBUTOR knowledgeable in regard to the Product and maintaining a competitive edge in the marketing and sales of the Product.

13.3            DISTRIBUTOR acknowledges that in its relationship with OWNER and/or by virtue of the performance of this Agreement, it and/or its employees, shareholders, officers, directors, principals, agents and contractors (collectively, “Representatives”) will be and shall hereafter continue to be entrusted with Confidential Information, the disclosure of any of which to competitors of OWNER or to the general public would be highly detrimental to the best interests of OWNER. DISTRIBUTOR further acknowledges that the right to maintain confidential such Confidential Information constitutes a proprietary right of OWNER, which OWNER is entitled to protect. Accordingly, and notwithstanding anything to the contrary herein expressed, DISTRIBUTOR covenants and agrees with OWNER:

(a)                 that it shall not use or copy, or permit the use or copy of any of the Confidential Information, directly or indirectly, for any purpose other than the discharge of its duties and obligations arising from its appointment as a DISTRIBUTOR hereunder and only in the best interests of OWNER;

(b)                 that it will maintain the absolute confidentiality of the Confidential Information and that it will not (without the prior written consent of OWNER) either individually, or in partnership or jointly, or in conjunction with any other Person, as principal, agent, shareholder, or in any manner whatsoever, disclose, reveal, release, utilize, sell, assign, supply, or transfer to any person at any time, any of the Confidential Information, except to the extent necessary to discharge its duties and obligations relating to its appointment hereunder and only in the best interests of OWNER;

(c)                 that it will take all necessary action and will do all that is reasonably within its power to prevent the disclosure, release or supply of any of the Confidential Information to any Person, including by any of its Representatives, except to the extent necessary to discharge its duties and obligations hereunder and only in the best interests of OWNER;

(d)                 in furtherance of the above, DISTRIBUTOR will advise its Representatives, and any other Persons who are given access to the Confidential Information, of the confidential and proprietary

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nature of the Confidential Information and of the restrictions imposed by this Agreement and, if appropriate, shall require each of them to signify in writing their agreement to abide by the terms of this Agreement and maintain the confidentiality of the Confidential Information. Notwithstanding any such agreement, by any of such Representatives, DISTRIBUTOR acknowledges that it shall be fully responsible and liable to OWNER for any and all damages and costs (including legal fees) suffered or incurred by it as a consequence of any breach by any of DISTRIBUTOR’s Representatives, and/or any other Persons given access to the Confidential Information, of the restrictive covenants contained herein.

13.4            DISTRIBUTOR shall not, directly or indirectly, develop, manufacture or distribute any products similar to or competitive with the Product in the Territory or elsewhere. DISTRIBUTOR hereby further covenants and agrees that during the Term of this Agreement, and for a period of two (2) years following the termination of this Agreement DISTRIBUTOR shall not, for whatever reason, either individually or in partnership or jointly or in conjunction with any Person as principal, agent, employee, shareholder, owner, investor, partner or in any other manner whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any Person engaged in or concerned with or interested in, the business of manufacturing, developing, producing, marketing, distributing, supplying or selling, for wholesale or retail, nor shall it hold in stock or solicit or be directly engaged or interested in soliciting orders for, any products similar to or competitive with the Product within the Territory.

13.5            DISTRIBUTOR acknowledges that the restrictions contained in Sections 13.3 and 13.4 are reasonable and valid and necessary for the protection of the business and operations of OWNER and that any breach of the provisions will cause OWNER substantial and irreparable harm which may not be adequately compensated for by monetary award of damages to OWNER. Accordingly, it is expressly agreed by DISTRIBUTOR that in the event of any such breach, in addition to any other remedies which may be available to it, OWNER shall be entitled to and may seek an order for specific performance and other injunctive and equitable relief as may be considered necessary or appropriate to restrain or enjoin DISTRIBUTOR from any further breach of the terms hereof and DISTRIBUTOR hereby waives all defences to the strict enforcement by OWNER of the restrictions herein.

13.6            Upon termination of this Agreement for any reason, DISTRIBUTOR shall immediately return to OWNER any Confidential Information and shall thereafter refrain from using or disclosing any such Confidential Information to any Person for any purpose whatsoever.

Article XIV – TERMINATION

14.1            Notwithstanding any other provision herein, the parties hereto agree that this Agreement shall automatically terminate without requirement of notice to the defaulting party or an opportunity to cure, upon the occurrence of the following events:

(a)                 if a decree or order of a court having competent jurisdiction is entered adjudging a party bankrupt or approving as properly filed a petition seeking or winding up of such party under the U.S. Bankruptcy Code or under any analogous, comparable or similar law in the Territory or other applicable jurisdiction, or under any other process of execution or similar effect against any substantial part of the property of such party, including, without limitation, the appointment of a receiver in respect thereto, or ordering for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of thirty (30) days;

(b)                  if a party admits in writing its inability to pay its debts as they become due, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the U.S. Bankruptcy Code or any comparable or similar law in the Territory or other applicable jurisdiction, seeks relief under the U.S. Bankruptcy Code or any other bankruptcy, insolvency, or analogous, comparable or similar law in the Territory or other applicable jurisdiction, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers to itself or of all of any substantial portion of its property or assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under the applicable bankruptcy, insolvency, moratorium, reorganization or other similar law in the Territory or other applicable jurisdiction affecting creditors’ rights or consents to or acquiesces in, the filing of such a petition;

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(c)                 if a governmental regulatory order or final judgment or decree in any jurisdiction which materially and adversely affects the ability of a party to fulfill its obligations to the other party under this Agreement shall have been made, issued obtained or entered against such party and such order, judgment or decree shall not have been vacated, discharged or stayed pending appeal within the applicable time period; or

(d)                 DISTRIBUTOR assigns or attempts to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of OWNER being given.

14.2            OWNER may, without prejudice to any other rights, immediately terminate this Agreement by notice to DISTRIBUTOR if:

(a)                 DISTRIBUTOR fails to achieve the Minimum Performance Requirement in any one year Term as set forth in Schedule “B” hereto;

(b)                 any change occurs in the constitution, management or control or the financial or other circumstances of DISTRIBUTOR which, in the sole opinion of OWNER, is materially detrimental to the interests of OWNER including, without limitation, as a result of any interest in DISTRIBUTOR being acquired by any Person engaged in a business that is competitive with the business of OWNER; or

(c)                 the Product has not been duly registered for sale in the Territory within the time period prescribed pursuant to the terms of this Agreement, including Section 8.2 hereof.

14.3            Furthermore this Agreement may also be terminated by either party at any time in the event that the other party commits a material breach of any provision of this Agreement and such other party fails to remedy such breach within thirty (30) days after receipt of written notice specifying the breach from the non-defaulting party.

14.4            Early termination pursuant the above paragraphs shall not relieve either party of any obligation arising hereunder prior to such termination including, without limitation, DISTRIBUTOR’s obligation to (i) purchase Product covered by purchase orders submitted by DISTRIBUTOR to OWNER; and (ii) pay OWNER the compensation laid out in schedule "A" as it relates to purchase orders accepted prior to early termination or relieve either party of its liability for breach of its obligations pursuant to the terms and conditions of this Agreement incurred prior to such early termination; nor shall it deprive either party of its right to pursue any other remedy available to it.

14.5            Notwithstanding the termination or expiration of this Agreement all rights and obligations of the parties, which by their nature survive the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.

14.6            Upon termination of this Agreement for any reason whatsoever:

(a)                 all rights granted by OWNER to DISTRIBUTOR will be immediately relinquished by DISTRIBUTOR who shall immediately pay all amounts due and owing by it to OWNER forthwith, and in any event within ten (10) days of the date of termination of this Agreement;

(b)                 DISTRIBUTOR shall promptly return to OWNER all Confidential Information, advertising and promotional material and any other materials and documents given to DISTRIBUTOR and relating to this Agreement or otherwise to the business of OWNER;

(c)                 DISTRIBUTOR shall cease use of OWNER’s Trademarks and shall thereafter refrain from holding itself out as an authorized distributor of OWNER, and DISTRIBUTOR will forthwith remove and thereafter discontinue all advertisements, signs and notifications stating or implying that it is a distributor of Product or in any way connected with OWNER;

(d)                 OWNER shall have the option, but not the obligation, to repurchase from DISTRIBUTOR any of the Product in DISTRIBUTOR’s inventory by refunding to DISTRIBUTOR its net cost for such Product, provided, however, that OWNER may set off and deduct from the repurchase price any amount then due and owing by DISTRIBUTOR to OWNER as well as any freight charges and duties relating to the delivery of such Product to OWNER;

(e)                 OWNER shall not be liable to DISTRIBUTOR by reason of the proper termination of this Agreement for any damages, whether direct, consequential or incidental, on account of the loss of

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prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business, arising from such termination of this Agreement.

Article XV – EXISTING STOCK

15.1            In case of termination of this Agreement, OWNER will grant DISTRIBUTOR a reasonable period of time to sell its existing stock of Product, which shall in any event not be longer than ninety days (90) from the date of termination of this Agreement.

Article XVI – LIMITATION OF LIABILITY AND INDEMNITIES

16.1            Except as expressly provided in this Agreement, there are no representations or warranties, express or implied, statutory or otherwise, relating to the Product, including, without limitation, any implied warranty of merchantability or fitness for any particular purpose. The parties hereby expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods and the Uniform Law on the Sale of Goods and the Uniform Law on the Formation of Contracts for the International Sale of Goods. DISTRIBUTOR assumes all risk and liability for any loss, damage or injury resulting from the sale and use of the Product, either alone or in combination with other products.

16.2            DISTRIBUTOR hereby agrees to defend, indemnify and hold harmless OWNER against any liability, losses, damages or costs (including any legal costs) incurred or suffered by OWNER as a result of any breach, negligent act or omission or wilful default on the part of DISTRIBUTOR, or its Representatives arising either directly or indirectly from the performance (or non-performance) by DISTRIBUTOR or any of its Representatives of any obligations under this Agreement.

16.3            OWNER shall not be liable to the DISTRIBUTOR for any special, indirect, consequential, punitive or exemplary damages, including for greater certainty any damages on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business.

16.4            Notwithstanding anything to the contrary herein, if OWNER notifies DISTRIBUTOR that any of the Product needs to be recalled or otherwise withdrawn from the market, and DISTRIBUTOR refuses or otherwise fails to do so in a timely fashion, DISTRIBUTOR agrees to indemnify OWNER, its affiliates, and their respective officers, directors, employees, agents and shareholders, from and against any and all liability, loses, damages or costs, including legal costs, incurred or suffered by OWNER as a result of any such failure or refusal.

Article XVII – FORCE MAJEURE

17.1            No failure or omission by OWNER or DISTRIBUTOR in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same arises on account of force majeure, which term shall include any event or cause beyond the control of OWNER or DISTRIBUTOR, as the case may be, including but not restricted to acts of God, acts or omissions of any government, or agency thereof, rebellion, insurrection, riot, sabotage, invasion, quarantine, restrictions, strike, lock out and transportation embargoes, provided that the party relying on this Section shall forthwith after any such event give written notice to the other party of its inability to perform such obligation and the reasons therefore. If force majeure continues for a period of more than three (3) months, without the parties hereto being able to develop an alternative satisfactory arrangement, then either party has the option of immediately terminating this Agreement.

Article XVIII – MISCELLANEOUS

18.1            Any notice, request, demand, consent or other communication required or permitted under this Agreement shall be in writing and shall be given by personal delivery (including courier) by prepaid registered or certified mail or by fax (confirmed by mail) addressed to the party for which it is intended at the address below and shall be deemed to be given on the day of delivery or transmission if during normal business hours, or, if after business hours, on the next following Business Day, or if mailed by registered or certified mail, on the day which is seven (7) Business Days after such notice is mailed during normal postal conditions. In the event of a postal disruption, any notice mailed will be deemed received on the seventh (7th) Business Day following resumption of regular postal service:

(a)                 if to OWNER:

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OWNER

Tivoli Village

410 South Rampart Blvd, Suite 390

LAS VEGAS, NV 89145

USA

Tel: 1 888 745 4338

Fax: 1 888 344 3233

Attention: CEO Anthony Sarvucci

(b)                 if to DISTRIBUTOR:

CEO: Francesco Bisceglia

Rotenwalderstr. 60

70197, Stuttgart

Germany

18.2            Either party may change its address for notices and other communications upon notice to the other party in the manner aforesaid.

18.3            Except as otherwise provided herein, this Agreement may not be amended or otherwise modified except in writing signed by both parties.

18.4            This Agreement, including all schedules attached hereto, constitutes the entire agreement and understanding between the parties with respect to all matters herein and supersedes all prior oral or written agreements and understandings between the parties with respect to the subject matter of this Agreement.

18.5            The words “hereof”, “herein”, “hereunder” and similar expressions used in any section of this Agreement relate to the whole of this Agreement (including any schedules attached hereto) and not to that section only, unless otherwise expressly provided for or the context clearly indicates to the contrary. Words importing the singular number only will include the plural and vice versa and words importing the masculine gender will include the feminine and neuter genders and vice versa. The word “including” will mean “including without limitation”.

18.6            OWNER may sell, transfer and assign any or all of its rights and obligations arising from this Agreement to any Person, upon notice to DISTRIBUTOR, provided that the assignee shall agree in writing to be bound by the covenants and agreements contained herein and so assigned by OWNER. Upon such assignment and assumption, OWNER shall be under no further obligation hereunder with respect to any of the rights and obligations so assigned. DISTRIBUTOR shall not assign or transfer its rights or obligations under this Agreement or any document relating to this Agreement to any Person without the prior written consent of OWNER. This Agreement shall be binding upon and ensure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 18.6 shall be void and of not effect.

18.7            The status of DISTRIBUTOR shall be that of an independent contractor. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties or constitute or be deemed to constitute DISTRIBUTOR as the agent of OWNER for any purpose whatsoever and DISTRIBUTOR shall have no authority or power to bind OWNER in any manner whatsoever or to assume or incur any obligation or responsibility, express or implied, for or on behalf of, or in the name of OWNER, except as specifically provided for herein. DISTRIBUTOR shall not list, print or display OWNER’s name in any manner so as to indicate or imply that there is an employer-employee or a principal-agent relationship between OWNER and DISTRIBUTOR. All expenses related to DISTRIBUTOR’s performance of this Agreement shall be borne by DISTRIBUTOR who shall be solely responsible for the payment thereof.

18.8            The failure by either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect its right to require performance at any time thereafter, and no term or provision of this Agreement is deemed waived and no breach excused unless such waiver or consent is in writing and signed by the party to have so waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether expressed or implied, does not constitute a consent to, waiver of, or excuse for, any other different or subsequent breach by such other party of the same or any other provision.

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18.9            If any provision of this Agreement shall, to any extent, be held to be invalid or unenforceable, it shall be deemed to be separate and severable from the remaining provisions of this Agreement, which shall remain in full force and effect and be binding as though the invalid or unenforceable provision had not been included.

18.10         Each of the parties hereto covenant and agree to execute and deliver such further and other agreements, assurances, undertakings or documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their votes and influence and do and perform and cause to be done and performed any further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

18.11         Unless otherwise specifically provided for herein, all monetary amounts referred to herein shall be in lawful U.S. dollars.

18.12         The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

18.13         The language of all communications between the parties pursuant to this Agreement, including notices and reports, will be the English language.

18.14         This Agreement may be executed in identical duplicate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. The delivery by facsimile transmission of an executed counterpart will be deemed to be valid execution and delivery of this Agreement and each party hereto undertakes to provide each other party hereto with a copy of the Agreement bearing original signatures as soon as possible after delivery of the facsimile copy.

Article XIX – GOVERNING LAW AND ARBITRATION

19.1	The parties agree that the validity, operation and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of The United States of America applicable therein (notwithstanding conflict of law rules), and the parties do expressly and irrevocably attorn to the jurisdiction of courts of Nevada with respect to any matter or claim, suit, action or proceeding arising under or related to this Agreement. To the fullest extent permitted by applicable law, DISTRIBUTOR waives and agrees not to assert, as a defence or otherwise, (i) any claim that it is not subject to the jurisdiction (in personam or otherwise) of any such court, (ii) any objection that it may now or hereafter have to the laying of venue in any such court, or (iii) any claim that any action, suit or proceeding has been brought in an inconvenient forum.

19.2            Any dispute concerning the subject matter of this Agreement, or the breach, termination or validity thereof (a “Dispute”) will be settled exclusively in accordance with the procedures set forth herein. The party seeking resolution of a Dispute will first give notice in writing of the Dispute to the other party, setting forth the nature of the Dispute and a concise statement of the issues to be resolved. If the Dispute has not been resolved through good faith efforts and negotiations of senior officers or representatives of the parties within fifteen (15) days of receipt by the relevant party of the notice of Dispute, such notice will be deemed to be a notice of arbitration and the parties agree to submit the Dispute to a single arbitrator mutually agreeable to both parties. In the event that the parties cannot agree on a sole arbitrator, the arbitrator will be appointed by a judge of the Nevada State Court of Justice on application by either party to the Dispute. All arbitration, proceedings and hearings will be conducted in the English language in accordance with the Model Law on International Commercial Arbitration as set out in the Schedule to the International Commercial Arbitration Act, R.S.O., 1990, Chap. 19 and the UNCITRAL arbitration rules then in force. All decisions and awards rendered by the arbitrator will be final and binding upon the parties for all questions submitted to such arbitrator and the costs associated with such submission shall be shared equally by the parties involved in the Dispute unless the arbitrator decides otherwise. The parties waive all rights of appeal therefore to any court or tribunal, and agree that the only recourse by any party to any court will be for the purpose of enforcing an arbitration award.

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Signature Page

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

OWNER: AMERICAN HERITAGE INTERNATIONAL, INC.

/s/ Anthony Sarvucci

Name: Anthony Sarvucci

Title: Chief Executive Officer

Date: May 14, 2014

DISTRIBUTOR: AMERICAN HERITAGE EUROPE GMBH

/s/ Francesco Bisceglia

Name: Francesco Bisceglia

Title: Chief Executive Officer

Date: May 14, 2014

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SCHEDULE A

Compensation and Consideration

(To the License and Distribution Agreement effective as of May 14, 2014)

Distributor shall pay directly to Owner a non-refundable license fee in the sum of 1,000,000 restricted shares of the Public Company that is a result of American Heritage Europe GMBH being acquired by a publicly listed company in Germany. All applicable restrictions and securities laws in Germany will apply to the shares above.

Distributor shall pay owner A 20% fee on all gross orders made by Distributor. An example compensation follows:

Distributor places order for 50,000 units with owner and cost is determined to be $2.10 per unit. The compensation cost is $0.42 per unit.

distributor would pay to owner the following:

a)	$52, 500 (Product Cost) + $10,500 (Compensation Cost) due upon submission of purchase order from distributor to owner.

b)	$52, 500 (Product Cost) + $10,500 (Compensation Cost) due upon completion of manufacturing process and paid before product is shipped to distributor.

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SCHEDULE B

(To the License and Distribution Agreement effective as of May 14, 2014)

MINIMUM PERFORMANCE REQUIREMENTS

The minimum performance requirements for the length of this one (1) year term pursuant to the Agreement shall be based on in cumulative gross dollar value (USD) of purchase orders submitted by distributor to owner as follows:

Reporting Period #1 (3 months) - $50,000

Reporting Period #2 (6 months) - $150,000

Reporting Period #3 (9 months) - $250,000

Reporting Period #4 (12 months) - $375,000

Note: Amounts required for minimum performance requirements are cumulative meaning the amounts from reporting period #1 carry over to reporting period #2, the amounts from reporting period #2 carry over to reporting period #3 and the results from reporting period #3 carry over to reporting period #4. However, the results of the first year term do not carry over to subsequent terms.

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